NAL FINANCIAL GROUP INC.
                Statement Re: Computation of Per Share Earnings
                    (In thousands, except per share amounts)


                                                      For the years ended
                                                      -------------------
                                                        1996       1995
                                                      -------    -------

Primary:

Weighted average shares outstanding                     6,985      5,882
Net effect of dilutive stock options
     based on the modified treasury stock method        1,208        318
                                                      -------    -------
Total weighted average shares outstanding               8,193      6,200
                                                      =======    =======
Net Income                                            $ 7,268    $ 2,797

Income adjustment relating to reduction
     of debt based on the modified treasury method        417       --
                                                      -------    -------
Net income available to common
     and common equivalent shares                     $ 7,685    $ 2,797
                                                      =======    =======
Per share amount                                      $  0.94    $  0.45
                                                      =======    =======


Fully Diluted:

Weighted average shares outstanding                     6,985      5,882
Net effect of dilutive stock options
     based on the modified treasury stock method        1,208        322
Net effect of dilutive subordinated
     debentures based on the if converted method        2,394       --
                                                      -------    -------
Total weighted average shares outstanding              10,587      6,204
                                                      =======    =======

Net Income                                            $ 7,268    $ 2,797

Income adjustment relating to reduction
     of debt based on the modified treasury method        417       --
Income adjustment relating to reduction
     of debt based on the if converted method           1,364       --
                                                      -------    -------
Net income available to common
     and common equivalent shares                     $ 9,049    $ 2,797
                                                      =======    =======
Per share amount                                      $  0.86    $  0.45
                                                      =======    =======